Application for Individual Life Insurance

1. Proposed Insured

Name ______________________________

Primary residential address ______________________________

City ______________________________ State ________ ZIP code ____________

Email ______________________________ Phone ______________________

State of birth/country if not US ______________________ Sex ☐ Male ☐ Female

Date of birth ______________________ Social Security number ______________________

Drivers license state __________ Drivers license number ______________________

Current occupation ______________________________

Earned income $ __________ Other income $ __________ Source of other income __________

Net worth $ ______________________ Total existing life insurance $ ______________________

Are you a citizen or permanent resident of the United States of America (USA)? ☐ Yes ☐ No

2. Ownership

Will you be the sole owner of this new policy? ☐ Yes ☐ No

If yes and age 15 or under, complete Proposed Applicant Controller section.
If yes and age 16 or over, skip to section 3.
If no, complete reason for third party ownership, type of owner and Third Party Owner Supplement form.

Reason for third party ownership ______________________________

Type of owner ☐ Individual(s)
☐ Trust - The trust must be for the benefit, direct or indirect, of the member, member's family or dependent(s).
☐ Business

Proposed Applicant Controller

Name ______________________________

Date of birth ______________________ Sex ☐ Male ☐ Female

What is your relationship to the proposed insured? ______________________

Is the proposed insured a member of your household? ☐ Yes ☐ No

Is the proposed insured dependent upon you for support? ☐ Yes ☐ No

3. Military Service

Are you a member or have you entered into a written agreement to become a member of the military? This includes, but is not limited to, Reserve and National Guard. ☐ Yes ☐ No *If yes, complete Military Personnel Disclosure form.*

4. Replacement

Do you have any existing life insurance policies or annuity contracts with Thrivent or any other insurance companies? ☐ Yes ☐ No

Is the contract intended to replace any part of, or all of, an existing life insurance policy or annuity contract? ☐ Yes ☐ No

If yes is answered to either question, review replacement form requirements.

ICC18 29883 Page 1 of 5 R5-19

5. New Business Product and Benefit/Rider Information

Face amount $ ____________

Target amount $ ____________ *(available on Whole Life Plus and Survivor Whole Life)*

Are you purchasing this insurance as a result of a Term Conversion? ☐ Yes ☐ No Contract number ____________ Amount $ ____________

Are you purchasing this insurance to exercise a Guaranteed Increase Option/Guaranteed Purchase Option (GIO/GPO)? ☐ Yes ☐ No *If yes,* ☐ Regular ☐ Alternate Contract number ____________ Amount of GPO $ ____________

Term Product:

Term length ☐ 10 year ☐ 15 year ☐ 20 year ☐ 30 year

Extended Term Conversion Option ☐ Yes ☐ No

Disability Waiver of Premium ☐ Yes ☐ No

Whole Life Product:

☐ 10 years ☐ To age 70 ☐ Single Premium Whole Life ☐ Survivor Whole Life

☐ 20 years ☐ To age 95 ☐ Whole Life Plus

Disability Waiver of Premium ☐ Yes ☐ No

Disability Waiver of Premium for Other Proposed Insured *(Survivor Whole Life only)* ☐ Yes ☐ No

Guaranteed Purchase Option ☐ Yes ☐ No *If yes,* Amount $ ____________

Paid-Up Additions Rider ☐ Yes ☐ No *If yes,* Amount $ ____________

Universal/Variable Universal Life Product:

☐ Accumulation Universal Life ☐ Protection Universal Life ☐ Accumulation Variable Universal Life

Death Benefit Option ☐ Option 1 ☐ Option 2

Disability Waiver of Monthly Deductions ☐ Yes ☐ No

Guaranteed Increase Option ☐ Yes ☐ No *If yes,* Amount $ ____________

6. Dividend Options

Term Product

☐ Cash ☐ Reduce Premium/Excess to Cash

Whole Life Product

☐ Paid in Cash ☐ Reduce Premium/Buy Paid-Up Additions

☐ Buy Paid-Up Additions ☐ Reduce Debt/Buy Paid-Up Additions

☐ Reduce Premium ☐ Reduce Debt

Whole Life Plus or Survivor Whole Life Product

☐ Adjustable Yearly Term/Paid-Up Additions

☐ Adjustable Yearly Term/Reduce Premium/Paid-Up Additions

I elect the Automatic Premium Loan provision to be in effect ☐ Yes ☐ No
(available on Whole Life Products)

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7. Premium Payment Information

Total initial premium submitted with application $ ____________

Planned Premium $ ____________ *(UL/VUL only)*

New business initial payment ☐ Electronic Bank Withdrawal ☐ Check

Billing type ☐ Electronic Bank Withdrawal ☐ Direct Bill

Frequency ☐ Annual ☐ Monthly *(not available with direct bill)* ☐ No Bill UL/VUL

Additional Premium Option *(WL Plus and Survivor only)* ☐ Yes ☐ No

If yes, APO Amount at issue $ ____________

Billed APO Amount $ ____________

Complete bank information for electronic bank withdrawal

Full name of bank ____________

Account type ☐ Checking ☐ Savings Routing number ____________ Account number ____________

Name of account owner ____________ Withdrawal date ____________

Address of account owner ____________

City ____________ State ______ ZIP code ____________

Name of joint account owner ____________

Address of joint account owner ____________

City ____________ State ______ ZIP code ____________

For new business initial payments, I authorize Thrivent to make an **immediate** electronic withdrawal from the bank account listed upon receipt of this form.

I authorize Thrivent to 1) make electronic deposits, withdrawals, and corrections to my bank account that comply with U.S. law; 2) act on this authorization until I revoke it by contacting Thrivent; 3) apply this authorization to any future bank accounts I may designate; 4) make administrative changes to this authorization which I request such as date and amount changes, or adding or removing contracts for automatic payment; 5) release any and all information related to this authorization to the bank account owner or third party account owner; and 6) act upon electronic deposit, withdrawal, and administrative instructions I provide to my representative.

If this form is received less than 10 days prior to the withdrawal date you entered, your authorization shall take effect on the second occurrence of the mode you have selected. You further acknowledge that if you have selected a deduction to occur on day 29, 30, or 31, Thrivent will make the withdrawal on day 28.

Signature of bank account owner ____________

Date signed ____________

8. Designee Election - Optional

I elect to designate the below to receive notice of lapse or termination of this life insurance contract for non payment of premium. I understand the notice will not be given until 30 days after a premium is due and unpaid.

☐ Yes ☐ No

If yes, provide the following:

Name ____________

Address ____________

City ____________ State ______ ZIP code ____________

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9. Beneficiary Designation

List the full name, relationship to member, date of birth, Social Security number, address and phone number for each beneficiary. If this application is completed electronically, only the beneficiary's name and relationship will display or print on this application. Any additional information collected is stored electronically.

Primary

First Contingent

ICC18 29883

Page 4 of 5

R5-19

10. Agreements and Signatures

I understand and agree that:

No representative of Thrivent Financial for Lutherans except the president or secretary can make or alter any contract or waive any of Thrivent's rights or requirements.

No representative of Thrivent Financial for Lutherans has the authority to accept risk or determine insurability for Thrivent Financial for Lutherans.

The date of the Application is the latest date that the representative, proposed insured, and proposed owner, if applicable sign the Application.

If any answers in the Application are incorrect, untrue, or incomplete, Thrivent Financial for Lutherans may have the right to deny benefits, reform the contract, or rescind the contract. I understand that all information must be stated in the Application.

I have received the current Beneficiary Provisions. I understand the provisions and agree to their terms.

As used herein, "Application" means Application as defined in your contract.

Except as provided in the Conditional Temporary Life Insurance Agreement, which is provided if the first premium for the contract applied for is paid, no insurance will take effect unless and until:

- A contract of insurance is issued and delivered;
- The first full premium is paid during the lifetime of the person to be covered; and
- The health of all persons to be insured remains as stated in the Application.

In addition, for Variable Universal Life:

- I have received and reviewed the current prospectus for this contract. I understand the provisions of the prospectus and agree to its terms.
- I understand that, under the contract applied for, the amount of the accumulated value may increase or decrease daily based on the investment experience of the variable account and that the amount or duration of the death benefit may vary with the accumulated value.
- With this in mind, the contract applied for is in accord with my investment objectives, anticipated insurance and financial needs.

The signature below applies to all sections and statements made on this Application for Individual Life Insurance.

Signed in the state of ________

Signature of proposed insured (16 or over) or parent or guardian (if proposed insured is age 0-15) ____________________

Date signed ____________

Signature of proposed applicant controller for 15 or under ____________________

Date signed ____________

Signature of other proposed insured ____________________

Date signed ____________

Signature of owner ____________________

Date signed ____________

Signature of owner ____________________

Date signed ____________

I certify that I have asked all questions and recorded all answers as they were given to me and reviewed these with the proposed insured(s)/owner(s).

Signature of representative ____________________

Date signed ____________

Print name ____________________ ID number ____________

ICC18 29883 Page 5 of 5 R5-19

Variable Products Supplement to Application
Thrivent Financial for Lutherans 4321 N. Ballard Road, Appleton, WI 54919-0001 Thrivent.com • 800-847-4836

1.	Proposed Insured/Annuitant(s)

Name(s)

2.	Premium Allocations
	☐ Initial Premium $					☐ Billed Premium $
Premium Allocations must total 100% and be in whole numbers.
	Contract Allocations	Initial		Billed		Contract Allocations	Initial		Billed

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

			%		%			%		%

3.	Additional Product Information

Automatic Transfers

	Dollar Cost Averaging - Money Market	☐ Yes ☐No

	Dollar Cost Averaging - Fixed Account	☐ Yes ☐No

	Automatic Asset Rebalancing ☐ Yes	☐No

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4.	Agreements and Signatures
I understand and agree that: I have read (or have had read to me) and verified all statements and answers recorded in the Variable Products Supplement to Individual Life Insurance Application. They are, to the best of my knowledge and belief, true, complete and correctly recorded.

The signature below applies to all sections and statements made on this Variable Products Supplement to Individual Life Insurance Application.

Signed in the state of

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

Signature of proposed insured/annuitant (age 16 and over)

Applicant controller (if proposed insured is age 0-15)

Date signed

Signature of other proposed insured/annuitant

Date signed

Signature of owner

Date signed

Signature of owner

Date signed

Signature of representative

Date signed

ICC19 34820	Page 2 of 2	N5-19